VolitionRx Limited Announces First Quarter 2019 Financial Results and Business Update

Conference call to discuss financial and operational results scheduled for

Thursday, May 9 at 8:30 a.m. U.S. Eastern Time

AUSTIN, Texas, May 8, 2019 /PRNewswire/ -- VolitionRx Limited (NYSE AMERICAN: VNRX) (“Volition”) today announced financial results and a business update for the first quarter ended March 31, 2019. Volition management will host a conference call tomorrow, May 9, at 8:30 a.m. U.S. Eastern Time to discuss these results. Conference call details may be found below.

Cameron Reynolds, President and Chief Executive Officer of Volition, upon releasing these results, commented, “I could not be more proud of our dedicated team at Volition, and the ground-breaking work they are doing.  During the first quarter, we, together with our collaborators, have made significant progress, particularly with the work on the basics of our Nu.QTM platform and its expansion into exciting new areas.”

Mr. Reynolds further commented “We were very happy to report the initial data from the first of our product grade assays during this first quarter. We aim to strengthen our product pipeline beyond colorectal cancer to cover several cancers, most notably in lung cancer, and so are especially delighted to have executed an agreement with the National Taiwan University to conduct our first large-scale study in lung cancer. I am also delighted to announce that we are in the process of forming a Texas-based subsidiary to focus on the development and commercialization of our Nu.Q Vet products and help drive early revenue.”

Additionally, Mr. Reynolds added “During the first quarter 2019, we further strengthened our balance sheet with existing investors exercising $6.7 million in aggregate amount of outstanding warrants to purchase shares of our common stock and end the quarter with cash and cash equivalents of $16.2 million. Subsequent to the ending of the quarter, a further $5 million in warrants were exercised for cash, making a total of $11.7 million in warrants exercised this year.”

Company Highlights

Financial

•Cash and cash equivalents as of March 31, 2019 totaled $16.2 million compared to $13.4 million as of the end of 2018.

•An additional $5 million in aggregate exercise price of warrants (at $3 per share of common stock) were exercised subsequent to the quarter-end, leaving approximately $4.9 million in aggregate exercise price of warrants (at $3 per share of common stock) outstanding with an expiration date of August 10, 2019.

•Continue to manage cash carefully with a cash burn of $3.9 million in the first quarter of 2019.

Intellectual Property

•Achieved steady growth in worldwide patent portfolio. This is a key differentiator versus many other technologies either under development or available on the market, where the patent position maybe poor and/or narrow.

o20 patent families related to our diagnostic tests (including both human and veterinary medicine applications).

o7 patents granted in the United States.

o7 patents granted in the European Union.

o25 further patents granted worldwide.

o106 patents pending worldwide.

Proof of Concept Data

•Tested our optimized product grade assays in three separate small-scale proof of concept cohorts and plan to move onto the larger clinical trial cohorts that are either in our freezer or the collection of which is underway. The preliminary results from our initial optimized product grade assays are as follows:

oIn a colorectal cancer cohort (123 subjects), a single Nu.Q assay detected colorectal cancer with an Area Under the Curve (AUC) of 72% while a two-assay panel had an AUC of 84%, cancer versus healthy.

oIn a lung cancer cohort (76 subjects), a single Nu.Q assay detected lung cancer, including stage I lung cancer. The AUC for this single assay was 85%, cancer versus healthy.

oIn a second confirmatory lung cancer cohort (152 subjects), the same single Nu.Q assay also detected lung cancer with an AUC of 79%, cancer versus healthy.

The above proof of concept results give us confidence to move onto potentially dozens of other assays that we have under development and the large range of cohorts and trials we have collected and planned.

•Presented encouraging preliminary results using our Nu.Q platform in veterinary medicine. Executed a non-binding Memorandum of Understanding with Texas A&M University’s College of Veterinary Medicine to conduct a study of Nu.Q Vet. Volition is in the process of establishing a Texas-based subsidiary to drive the development and commercialization of Nu.Q Vet products and help generate early revenue.

•Developed Nu.Q Capture, which investigates the use of NucleosomicsTM to purify or enrich tumor associated nucleosomes. Initial studies have demonstrated that Nu.Q Capture has been able to deplete/enrich nucleosomes by 70-90% using magnetic beads in serum and plasma. This is a still a work in progress, but it is a great first step and one that excites our scientific team.

Clinical Trials

•Added to our extensive clinical trial program with the execution of a contract to conduct our first large-scale lung cancer study in conjunction with the prestigious National Taiwan University (“NTU”).  The study will be conducted under the supervision of Professor Chen Jin-Shing in the Department of Surgery of NTU and will include 1,200 subjects receiving Low-Dose Computed Tomography scans, including 1,000 with lung cancer.

•Executed a non-binding Memorandum of Understanding with Shanghai Fosun Long March Medical Science Co., Ltd. with the shared intention to enter into a binding agreement and to conduct three small-scale clinical trials in China. One of the trials is in lung cancer, and the others are in colorectal cancer and ovarian cancer, with preliminary data expected in 2019.

Upcoming Milestones

We expect to achieve the following milestones during 2019 and beyond:

•Advance our previously announced large-scale colorectal cancer trials in Europe, the U.S. and Asia.

•Advance the clinical trial program for Lung Cancer, focusing initially on the significant need in Asia, most notably in China.

•Through our to be formed Texas-based subsidiary, determine and announce the route to revenue for Nu.Q Vet with the aim of having a USDA-approved product in 2020.

•Announce the results of multiple proof of concept cancer studies to include prostate, pancreatic and ovarian, in addition to our 27-cancer study, and to initiate larger studies.

•Announce preliminary results of Nu.Q’s performance in other disease conditions, including endometriosis.

•Advance the development of Nu.Q Capture by determining the level of discrimination of tumor associated nucleosomes using mass spectrometry and sequencing.

Mr. Reynolds concluded, “We are extremely proud of the accomplishments we have achieved thus far. I thank the dedicated Volition team for their tireless efforts. I, along with the rest of the Board and indeed the whole company, look forward to sharing the results of key studies over the coming year.”

For further details please contact mediarelations@volitionrx.com.

VolitionRx Limited First Quarter 2019 Earnings

and Business Update Conference Call

•Date: Thursday, May 9, 2019

•Time: 8:30 a.m. U.S. Eastern time

•U.S. & Canada Dial-in: 1-855-327-6837 (toll free)

•U.K. Dial-in: 0 808-101-2791 (toll free)

•Toll/International: 1-631-891-4304

•Conference ID: 10006803

Cameron Reynolds, President and Chief Executive Officer of Volition, will host the call along with David Vanston, Chief Financial Officer and Scott Powell, Executive Vice President, Investor Relations. The call will provide an update on recent developments and Volition’s activities, including details of new and ongoing clinical trials, important events which have taken place in the first quarter of 2019, and milestones for 2019 and beyond.

About Volition

Volition is a multi-national life sciences company developing simple, easy to use, cost effective blood tests to help diagnose a range of cancers and other diseases. Early diagnosis has the potential to not only prolong the life of patients, but also to improve their quality of life. The tests are based on the science of NucleosomicsTM, which is the practice of identifying and measuring nucleosomes in the bloodstream or other bodily fluid - an indication that disease is present.

Volition's research and development activities are currently centered in Belgium, with additional offices in Texas, London and Singapore, as the company focuses on bringing its diagnostic products to market.

For more information about Volition, visit Volition's website (http://www.volitionrx.com) or connect with us via:

Twitter: https://twitter.com/volitionrx

LinkedIn: https://www.linkedin.com/company/volitionrx

Facebook: https://www.facebook.com/VolitionRx/

YouTube: https://www.youtube.com/user/VolitionRx

The contents found at Volition's website address, Twitter, LinkedIn, Facebook, and YouTube are not incorporated by reference into this document and should not be considered part of this document.  The addresses for Volition's website, Twitter, LinkedIn, Facebook, and YouTube are included in this document as inactive textual references only.

Media / Investor Contacts

Louise Batchelor, VolitionScott Powell, Volition

mediarelations@volitionrx.cominvestorrelations@volitionrx.com

+44 (0)7557 774620+1 (646) 650 1351

Joseph Green, Edison Advisors

jgreen@edisongroup.com

+1 (646) 653 7030

Safe Harbor Statement

Statements in this press release may be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. Words such as "expects," "anticipates," "intends," "plans," "aims," "targets," "believes," "seeks," "estimates," "optimizing," "potential," "goal," "suggests," "could," "would," "should," "may," "will" and similar expressions identify forward-looking statements. These forward-looking statements relate to the negotiation and execution of a binding agreement with Fosun Long March Medical Science Co., Ltd. and the timing of availability of preliminary data under such agreement, the effectiveness of Volition’s blood-based diagnostic tests as well as Volition’s ability to develop and successfully commercialize such test platforms for early detection of cancer and other diseases. Volition’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties. For instance, if Volition fails to develop and commercialize diagnostic products, it may be unable to execute its plan of operations. Other risks and uncertainties include Volition’s failure to obtain necessary regulatory clearances or approvals to distribute and market future products in the clinical IVD market; a failure by the marketplace to accept the products in Volition’s development pipeline or any other diagnostic products Volition might develop; Volition will face fierce competition and Volition’s intended products may become obsolete due to the highly competitive nature of the diagnostics market and its rapid technological change; and other risks identified in Volition’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as other documents that Volition files with the Securities and Exchange Commission. These statements are based on current expectations, estimates and projections about Volition’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are made as of the date of this release, and, except as required by law, Volition does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

NucleosomicsTM and Nu.QTM and their respective logos are trademarks and/or service marks of VolitionRx Limited and its subsidiaries. All other trademarks, service marks and trade names referred to in this press release are the property of their respective owners. Additionally, unless otherwise specified, all references to “$” refer to the legal currency of the United States of America.